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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     September 1, 2002
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                           Commercial Bancshares, Inc.
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               (Exact Name of Registrant as Specified in Charter)

       Ohio                             0-27894                  34-1787239
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(State or Other Jurisdiction         (Commission               (IRS Employer
     Of Incorporation)               File Number)            Identification No.)

        118 South Sandusky Avenue, Upper Sandusky, Ohio             43351
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code          (419) 294-5781
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          (Former Name or Former Address, if Changed Since Last Report)






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Item 5 - Other Events
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On September 1, 2002, Raymond E. Graves, President and C.E.O. of Commercial
Bancshares, Inc. (the "Company") and of the Commercial Savings Bank (the "Bank"), its wholly-owned subsidiary, suffered a heart attack. Mr. Graves is currently convalescing at his home and is expected to make a full recovery. However, he is expected to be unable to perform his duties with the Company and Bank until released by his physician.

Mr. Philip W. Kinley, Senior ExecutiveVice President of the Company, has assumed the role of acting President and C.E.O. of the Company and Bank, being formally appointed as acting C.E.O. of the Bank and Company by the Company's Board of Directors at its normal meeting held on September 11, 2002.




Date       October 4, 2002                   /s/ Bruce J. Beck
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                                           Bruce J. Beck, Secretary